Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding 10 3/4% Senior Subordinated Notes due February 1, 2016 in Exchange for New 10 3/4% Senior Subordinated Notes due February 1, 2016

of

CRC HEALTH CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY CRC HEALTH CORPORATION.

Registered holders of outstanding 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of new 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Exchange Notes”) and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer – Procedures for Tendering “ and “The Exchange Offer – Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

For Delivery by Registered or Certified Mail; Hand or Overnight Delivery:

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

By Facsimile:

(651) 495-8158

For Information or Confirmation by Telephone:

(800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated              , 2006 of CRC Health Corporation (the “Prospectus”), receipt of which is hereby acknowledged.

Name(s) of Tendering Holder(s): Please Print Addresse(s): Zip Code Daytime Area Code and Tel. No.: Signature(s):

Number of Shares:

Certificate Nos. of Old Notes Tendered (if available):

Principal Amount of Old Notes Tendered:

(Check box if Shares will be tendered by book-entry transfer)

☐        The Depository Trust Company

Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:	Title:

Name:
(Zip Code)	(Please type or print)

Area Code and Telephone No.:
Date:

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.